UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On May 2, 2005, Biogen Idec Inc., or the Company, repurchased Liquid Yield Option Notes Due 2032 (Zero Coupon – Senior) of the Company, or Senior Notes, with an aggregate principal amount at maturity of $1,194,780,000 from holders that on April 29, 2005 validly exercised their right under the indenture governing the Senior Notes to require the Company to repurchase their Senior Notes. This repurchase right has been a right of such holders since the Senior Notes were first issued. The purchase price for the Senior Notes paid by the Company was $624.73 in cash per $1,000 principal amount at maturity, and was based on the requirements of the indenture and the Senior Notes. Accordingly, the aggregate purchase price paid by the Company for all Senior Notes repurchased by the Company was $746,414,909 in cash. The Senior Notes so repurchased represented 99.2% of the Senior Notes outstanding at the time. After the repurchase, $6,353,504 ($10,170,000 principal amount at maturity) of Senior Notes remain outstanding.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Anne Marie Cook
Anne Marie Cook
Acting General Counsel

Date: May 3, 2005